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                                                                   Exhibit 10.50

                            CONTRACT OF ENGAGEMENT
                            ----------------------

     THIS IS AN ENGAGEMENT AGREEMENT (this "Agreement") by and between CARDINAL SECURITIES, L.L.C. ("CS"), a Georgia Limited Liability Corporation, and INSYNQ, INC., a company organized under the laws of the state of Delaware, and its subsidiaries and affiliates (the "Company"), and by which CS and the Company, in consideration of the mutual agreements set forth below (the mutuality, adequacy, and sufficiency of which are hereby acknowledged), hereby agree as follows:

     1.   Retention of CS as Advisor.  The Company hereby engages CS, on a
          --------------------------
non-exclusive basis, and CS hereby agrees to provide general financial advisory services to the Company for the purpose of the financing referred to in Attachment A to this Agreement (the "Financing Transaction"). Neither CS nor the Company shall make any commitment, representation, or warranty of any kind whatsoever on behalf of the other, nor shall either party have any right or authority to sign for, bind, or commit the other to any obligation or undertaking in connection with any transaction contemplated herein, or otherwise, without the written consent of the other.

     2.   Non-Contravention.
          -----------------

          (a) The Company agrees not to engage in, or enter into a contract to engage in, any financing transaction with a party to whom it was first introduced by CS ("CS Investor(s)"), for a period of Twenty Four (24) Months from the date hereof. For clarity purposes, CS will provide a written listing of such parties which shall become a part of this Agreement upon the sooner of thirty (30) days of its execution or the Closing Date of a financial transaction, hereof. The company shall identify those organizations in writing from the list which they are currently working with or already have a relationship to avoid any conflict it may have with other agreements; and the parties shall agree on these exceptions and then this agreement shall become part of this Agreement. In the event of circumvention of this prohibition by the Company, the Company shall be required to pay to CS the same compensation with respect to such other financing transaction as is set forth in Section 3 of this Agreement. The terms of this paragraph shall remain in effect regardless of whether this contract is terminated under Section 7 below.

          (b) The terms of this Contract of Engagement do not prohibit the Company from raising or attempting to raise additional capital through its normal and customary bankers and investment bankers to the extent that such capital raise or attempted capital raise is with investors other than the CS Investor(s).

          (c) The Company agrees that CS or its representative shall participate, when practicable, in any and all communications concerning the Financing between the Company and the CS Investor(s), other than such communications that are made to shareholders or investors generally.

     3.   Services and Compensation.  During the term of this Agreement, CS
          -------------------------
will provide the services for the compensation set forth on Attachment A hereto (the "Services").

     4.   Additional Provisions.  None
          ---------------------

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     5.   Acknowledgements of the Company.  The Company Acknowledges and
          -------------------------------
agrees that CS may be called upon by other parties or entities from time to time to provide services similar to the Services provided to the Company to such other parties or entities and in such event the Company hereby consents to CS providing any such services to such other party or entity, to the extent such services do not interfere or conflict with the services to be provided by CS under this Agreement.

     6.   Trade-Secrets; Confidential Information.  The parties agree that:
          ---------------------------------------

          (a) All of the trade secrets of each party (which include, but are not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or services), whether currently existing or otherwise developed during the term of this Agreement, that derives economic value, actual or potential from not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and is the subject of efforts which are reasonable under the circumstances to maintain its secrecy and any other information or materials that it a trade secret; and

          (b) All of the confidential or proprietary information of each party, which includes any data or information of either party other than trade secrets, whether currently existing or otherwise developed or acquired by either party during the term of this Agreement, which is not generally known to the public;

          (c) All of the information contained herein, the terms of the transaction, and the structure of the transaction, except as required by the rules and regulations of the Securities and Exchange Commission which shall be disclosed including any fees in our SB-2; that either has been provided, or will be provided, to the other or that has been obtained, or will be obtained, by either party in connection with this Agreement (such trade secrets and confidential, proprietary information being referred to collectively as the "Information") is proprietary Information of the disclosing party and is the sole, exclusive and valuable property of the disclosing party (and the recipient party acknowledges and agrees that he has, and will acquire no right, title or interest in such party). Thus, the recipient party agrees:

               (i) That it will not use the Information to the detriment of the disclosing party; and

               (ii) That it will hold the Information in strict confidence, use the Information only in connection with the matters covered by this Agreement, and not disclose the information to any person or entity (other than an employee of the recipient party who requires such Information in connection with this Agreement) unless the disclosing party directs otherwise indefinitely in the case of trade secrets (so long as they remain trade secrets) and until Sixty (60) months after the termination of this Agreement in the case of confidential information; provided, however, that the agreements in clause (ii) shall not apply to the Information to the extent the recipient party demonstrates that:

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               (iii) It was in the public domain at the time of its
          communication to the recipient party; or

               (iv) It entered the public domain through no action of the recipient party subsequent to the time of communication to the recipient party; or

               (v) It was rightfully received by the recipient party from a third party without a similar restriction and without breach of this Agreement or any other agreement with the disclosing party; or

               (vi) It was independently developed by the recipient party without breach of this Agreement; or

               (vii) It was approved for release by written authorization of the disclosing party.

Immediately after termination of this Agreement, the recipient party shall deliver to the disclosing party all materials in its possession involving the disclosing party's Information. Any trade secrets shall also be entitled to all of the protections and benefits under the laws of the State of Georgia and any other applicable law. If any information which the parties deem to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Section 6, then the Information shall be considered confidential information for purposes of this Section 6. This Section 6 shall survive the termination of this Agreement.

     7.   Term.  The term of this Agreement shall be for a period of One Hundred
          ----
Eighty (180) days from the date of execution, unless sooner terminated in accordance with this Agreement. The Company or CS may terminate this Agreement at any time upon ten (10) days prior written notice to the other party, and this Agreement shall automatically terminate upon the closing of a financial transaction, provided, however, that sections 2, 3, 6, 8 and 9 shall survive termination of this Agreement.

     8.   Limitation on Liability.  Notwithstanding anything to the contrary in
          -----------------------
this Agreement, CS's liability to the Company for any loss or damage arising out of CS's performance or nonperformance of the Services shall be limited to loss or damage directly resulting from willful misconduct or gross negligence of CS or its employees and agents. It is expressly agreed that in no event shall CS's liability to the Company ever exceed the fees paid to CS by the Company for the Services set forth on Attachments A hereto. NEITHER CS NOR ITS OFFICERS, DIRECTORS, SHAREHOLDERS OF AGENTS SHALL BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES SUFFERED BY THE COMPANY OR FOR ANY CLAIM, DEMAND OR ACTION AGAINST THE COMPANY OR ANY OF ITS REPRESENTATIVES BY ANY THIRD PARTY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     9.   Indemnification.  The Company shall be solely responsible for, and
          ---------------
hold harmless and indemnify CS (including its successors, officers, directors, shareholders, employees, agents and representatives) from the Company's actions unless the damage was incurred due to their misconduct, and against, all losses, claims, damages, liabilities and expenses (including any and all reasonable expenses and attorneys fees incurred in investigating,

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preparing or defending against any litigation or proceeding, commenced or threatened, or any claim whatsoever whether or not resulting in any liability) in connection with CS's provision of the Services to the Company, unless such loss, claim, damage, liability or expense results from the willful misconduct or gross negligence of CS or its employees or agents. Further, the liability should not exceed the amount of fees we have paid to them in the particular transaction, except or any loss, claim, damage, liability or expense arising from, or relating to the Company filing a Registration Statement for the proposed transaction, or breach by the Company of the Terms of the transaction between the Company and the Investor(s), which in each of such cases shall not be subject to limitation on liability. Notwithstanding the foregoing, the Company shall have no obligation to reimburse CS for cash and expenses (including due diligence and legal fees and disbursements incurred by CS in connection with the Financing to the extent that such costs and expenses exceed Ten Thousand Dollars (USD$10,000.00).

     10.  Miscellaneous.
          -------------

          (a)  Notices. Each notice under this Agreement shall be in writing and
               -------
     given either in person or by facsimile, overnight delivery service or first class mail, postage and any other costs prepaid, to the address of the party being given notice set forth below his or its signature or to such other address as a party may furnish to the other as provided in this sentence; and if such notice is given pursuant to the foregoing of a permitted successor or assign, then notice shall thereafter be given pursuant to the foregoing also to such permitted successor or assign.

          (b)  Assignment; Successors in Interest.  No assignment, transfer or
               ----------------------------------
     delegation of any rights or obligations under this Agreement by a party shall be made without the prior written consent of the other party. This Agreement is binding upon the parties and their respective successors and assigns, and inures to the benefit of the parties and their respective permitted successors and assigns. References to a party are also references to any successor or assign of such party.

          (c)  Number; Gender; Captions; Certain Definitions.  Whenever the
               ---------------------------------------------
     context requires, the singular includes the plural, the plural includes the singular, and the gender of any pronoun includes the other genders. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way affect the scope of this Agreement or the intent of its provisions. The parties agree: (i) that "this Agreement" includes any amendments or other modifications and supplements, and all exhibits, schedules and any other attachments, to it;
     (ii) that "parties to this Agreement" and variations of that phrase includes all persons who have executed and delivered this Agreement and, in the event of a successor or assign to a person who has executed and delivered this Agreement, such successor or assign; and (iii) that "including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

          (d)  Severability.  Any determination by any court of competent
               ------------
     jurisdiction that any provision of this Agreement is invalid shall not affect the validity of any other

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     provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

          (e)  Integration; Amendment; Waiver.  This Agreement (i) constitutes
               ------------------------------
     the entire agreement of the parties with respect to its subject matter,
     (ii) supersedes all prior agreements, if any, of the parties with respect to its subject matter, and (iii) may not be amended except in writing signed by the party against whom the change is being asserted. The failure of any party at any time or times to require the performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

          (f)  Attachments.  All schedules, attachments and exhibits to this
               -----------
     Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in the first place that reference is made thereto.

          (g)  Controlling Law.  This Agreement is governed by, and shall be
               ---------------
     construed and enforced in accordance with the laws of the State of Georgia, and venue for any disputes arising from or related to this Agreement shall lie in the courts of Fulton County, Georgia.

          (h)  Counterparts.  This Agreement may be executed in two or more
               ------------
     counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

CARDINAL SECURITIES, L.L.C.


/s/  Robert L. Rosenstein
--------------------------------
By:  Robert L. Rosenstein
Its: Managing Director


INSYNQ, INC.


/s/  John Gorst
--------------------------------
By:  John Gorst
Its: Chairman, CEO & Director

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                                 Attachment A
                                 ------------


The Services to be provided by Cardinal Securities, L.L.C. (CS) and the compensation to be received by CS from Insynq, Inc. (the "Company") shall include the following:

1. Introducing Insynq, Inc. to institutional investors for a Private Placement of up to Ten Million Dollars (USD$10,000,000.00) on a Best Efforts Basis. CS to be compensated, in cash, in the amount of seven percent (7%) of the Face Amount of the CS Private Placement payable out of proceeds at Closing. The Company shall also grant to CS, Fifty Thousand (50,000) stock purchase warrants (the "Warrants") for each one Million Dollars (USD$1,000,000.00) raised. Such Warrants shall be registered on the CS's Investor's Registration Statement, and shall be exercisable any time until the fifth (5/th/) anniversary of the Closing Date hereof at one hundred twenty percent (120%) of the Closing Price on such Closing Date, and shall provide for cashless exercise provisions. In addition, the Company will pay accountable due diligence, legal fees, and expenses related to the completion of this transaction to CS in an amount not in excess of Ten Thousand Dollars (USD$10,000.00).

2. The Bank of New York shall act as the Escrow Agent for the Closing, and all fees shall be paid to CS directly from the Escrow Account.

AGREED TO AND ACCEPTED THIS 27/th/ DAY OF SEPTEMBER, 2000.

CARDINAL SECURITIES, L.L.C.           INSYNQ, INC.


/s/  Robert L. Rosenstein             /s/  John Gorst
-------------------------             -------------------------
By:  Robert L. Rosenstein             By:  John Gorst

Its: Managing Director                Its: President, CEO & Director


                              Attachment A-Page 1